Electronic Articles of Incorporation For	P03000081015 FILED July 23, 2003 Sec. Of State

MORTGAGE SHAKERS INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:
MORTGAGE SHAKERS INC

Article II
The principal place of business address:
6555 NW 36 ST
STE 217
MIAMI, FL. 33166

The mailing address of the corporation is:
6555 NW 36 ST
STE 217
MIAMI, FL. 33166

Article III
The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is:
20.000.000

Article V
The name and Florida street address of the registered agent is:
FARID AJLOUNI
2646 SW 130 TERR
MIRAMAR, FL. 33027

P03000081015 FILED
July 23, 2003 Sec. Of State

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: FARID AMOUNT

Article VI
The name and address of the incorporator is:
FARID AJLOUNI
2646 SW 130TH TERR
MIRAMAR FL 33027

Incorporator Signature: FARID AJLOUNI

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:
Title: P
FARID AJLOUNI
2646 SW 130 TERR
MIRAMAR, FL. 33027

Title: VP
JIM MARLOWE 16940 SW 78 PL MIAMI, FL. 33157

Article VIII
The effective date for this corporation shall be:
07/23/2003